As filed with the Securities and Exchange Commission on October 24, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0478605 (I.R.S. Employer Identification Number)
60 Hampshire Street
Cambridge, MA 02139
(617) 995-9800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Jean-Pierre Sommadossi, Ph.D.
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, MA 02139
(617) 995-9800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Susan W. Murley, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000	Andrea J. Corcoran, Esq. Executive Vice President, Legal and Administration Idenix Pharmaceuticals, Inc. 60 Hampshire Street Cambridge, MA 02139 (617) 995-9800

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-127710
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Proposed Maximum	Amount of
To Be Registered	Aggregate Offering Price (1)	Registration Fee (2)
Common Stock, $0.001 par value per share	$33,999,999	$4,002

(1)	There are being registered hereunder by the registrant such indeterminate number of shares of common stock as shall have a maximum aggregate offering price not to exceed $33,999,999.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed to register an additional $33,999,999 of shares of the common stock, par value $0.001 per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of our registration statement on Form S-3 (Commission File No. 333-127710) which was declared effective on September 14, 2005, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith.
     The required opinions and consents are listed on an Exhibit Index attached to this registration statement and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 24th day of October, 2005.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean Pierre Sommadossi Jean-Pierre Sommadossi	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2005
/s/ David A. Arkowitz David A. Arkowitz	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 24, 2005
* Charles W. Cramb	Director	October 24, 2005
* Thomas Ebeling	Director	October 24, 2005
* Pamela Tomas-Graham	Director	October 24, 2005
* Wayne T. Hockmeyer	Director	October 24, 2005
* Thomas R. Hodgson	Director	October 24, 2005
* Robert Pelzer	Director	October 24, 2005
* Denise Pollard-Knight	Director	October 24, 2005

By:	* /s/ Andrea J. Corcoran
Andrea J. Corcoran, as Attorney-in-Fact

Exhibit Index

			Incorporated by Reference to
Exhibit		Filed			Original
No.	Description	Herewith	Form	SEC Filing Date	Exhibit Number
1.1*	Form of Equity Underwriting Agreement

3.1	Restated Certificate of Incorporation		S-1 File No. 333-111157	12/15/2003	3.1

3.2	Certificate of Amendment of Restated Certificate of Incorporation		10-Q File No. 000-49839	08/26/2004	3.1

3.3	Amended and Restated By-laws		10-Q File No. 000-49839	08/26/2004	3.2

4.1	Specimen certificate of the registrant’s common stock		S-1 Amendment No. 2 File No. 333-111157	01/27/2004	4.1

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	X

23.1	Consent of Pricewaterhouse Coopers LLP	X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP is included in Exhibit 5.1 attached hereto.	X

24.1	Power of Attorney is included on the signature pages hereto.		S-3 File No. 333-127710	08/19/2005	24.1
*	To be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.